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                                                                      EXHIBIT 5


                               February 23, 1995



R. R. Donnelley & Sons Company
77 West Wacker Drive
Chicago, Illinois  60601

         Re:  Registration Statement on Form S-3 of
              $500,000,000 Principal Amount of Debt Securities
              ------------------------------------------------

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by R.R. Donnelley & Sons Company (the "Company") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $500,000,000 principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee").

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and have examined such records, documents and questions of law, and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company has duly executed and delivered the Indenture and has corporate power and authority to authorize and sell the Debt Securities.

     3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a
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R. R. Donnelley & Sons Company
February 23, 1995
Page 2

proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and any necessary supplemental indenture to the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     For the purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly express no opinion as to, the application of the securities or blue sky laws of the various states to the offer or sale of the Debt Securities.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the Registration Statement upon its effectiveness and in any Prospectus Supplement relating to the Registration Statement reviewed and approved by me prior to the distribution of such Prospectus Supplement and filing thereof with the SEC.

                                       Very truly yours,



                                       /s/ Deborah M. Regan